UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 12, 2008

DRIVER PASSPORT INC.
(Name of small business issuer in it charter)

North Dakota	000-52333	20-3955577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1168 12th Street N.E Grand Forks, ND 58201
(Address of principal executive offices and zip code)

800-743-1824
Issuer's telephone number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01           Entry into a Material Definitive Agreement.

On September 12, 2008, Driver Passport, Inc. (“DP”) and Inca Block International LLC. (“INCA”), a private California State based corporation, signed a Letter of Intent for DP to purchase a patent (as described in patent number US 7,305,803 B2) for the use of  the Inca Block Construction System which, if closed, would result in INCA becoming a wholly owned subsidiary of DP.

DP intends to purchase the Patent through the issuance of an option to INCA to purchase 20,000,000 Common Shares.  For its consideration, DP will also receive an annual royalty payment equal to 2%. The exercise price for the option shall be an aggregate price of $1.00 for the Twenty Million Shares.  There is no guarantee that the parties will negotiate and agree upon a binding Agreement of Merger and that the transaction will ultimately close.

Further and as a condition precedent to the Acquisition, Brown, will enter into an agreement with the Buyer whereby he will acquire the current existing assets of the Buyer in consideration of the cancellation of 16,575,000 shares of common stock of the Buyer.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter of Intent between Inca Block International, LLC and Driver Passport, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driver Passport, Inc

Dated: September 4, 2008	By:	/s/ Randy Brown
Randy Brown
Chief Executive Officer